UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

KERYX BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

Dear Stockholder:

You are cordially invited to our 2014 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time, on Monday, June 23, 2014, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked to (i) elect seven directors for a term of one year, (ii) ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2014, and (iii) consider an advisory vote to approve the compensation of our named executive officers. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2013 on the Internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2014. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2013 Annual Report, please contact James F. Oliviero, our Chief Financial Officer, Treasurer and Corporate Secretary at (212) 531-5965.

We look forward to seeing you at the 2014 Annual Meeting.

Sincerely,

Ron Bentsur

Chief Executive Officer

April 30, 2014

New York, New York

KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

The 2014 Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Monday, June 23, 2014, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1.	The election of seven directors to our Board of Directors for a term of one year;

2.	The ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2014;

3.	An advisory vote to approve the compensation of our named executive officers; and

4.	The transaction of any other business that may properly come before the 2014 Annual Meeting or any adjournment of the 2014 Annual Meeting.

Only those stockholders of record as of the close of business on April 25, 2014, are entitled to vote at the 2014 Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the 2014 Annual Meeting will be available for your inspection beginning June 12, 2014, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2014. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2013 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you received a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the enclosed proxy card.

Submitting your proxy does not affect your right to vote in person if you decide to attend the 2014 Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the 2014 Annual Meeting. You may revoke your proxy at any time before it is exercised at the 2014 Annual Meeting by (i) delivering written notice to our Corporate Secretary, James F. Oliviero, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the 2014 Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the 2014 Annual Meeting.

When you submit your proxy, you authorize Ron Bentsur and James F. Oliviero to vote your shares at the 2014 Annual Meeting and on any adjournments of the 2014 Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

James F. Oliviero

Corporate Secretary

April 30, 2014

New York, New York

KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

Phone: (212) 531-5965

Fax: (212) 531-5961

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being made available via Internet access, beginning on or about April 30, 2014, to the owners of shares of common stock of Keryx Biopharmaceuticals, Inc. (the “Company,” “our,” “we,” or “Keryx”) as of April 25, 2014, in connection with the solicitation of proxies by our Board of Directors for our 2014 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 30, 2014, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2013. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Monday, June 23, 2014, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

-i-

-ii-

QUESTIONS AND ANSWERS

Q. Why did I receive an “Important Notice Regarding the Availability of Proxy Materials?”

A.

In accordance with Securities and Exchange Commission rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 23, 2014. The proxy statement is available at www.proxyvote.com.

Q. What is the purpose of the Annual Meeting?

A.

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of 2014 Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of seven directors to our Board of Directors for a term of one year, (ii) the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2014, (iii) an advisory vote to approve the compensation of our named executive officers, and (iv) the transaction of any other business that may properly come before the 2014 Annual Meeting or any adjournment thereof.

Q. Who is entitled to vote at our Annual Meeting?

A.

The record holders of our common stock at the close of business on the record date, April 25, 2014, may vote at the Annual Meeting. Each share of our common stock is entitled to one vote. There were shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning Thursday, June 12, 2014, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q. How do I vote?

A.

You may vote in person at the Annual Meeting, by use of a proxy card if you receive a printed copy of our proxy materials, via Internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.

Q. What is a proxy?

A.

A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Ron Bentsur, our Chief Executive Officer, and James F. Oliviero, our Chief Financial Officer, Treasurer and Corporate Secretary, as your proxies. Mr. Bentsur and/or Mr. Oliviero may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q. How will my shares be voted if I vote by proxy?

A.

Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2014 and (iii) “FOR” the non-binding proposal to approve the compensation of our named executive officers. Presently, our Board of Directors does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q. How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	delivering written notice to our Corporate Secretary, James F. Oliviero, at our address above;

•	submitting a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

•	attending the 2014 Annual Meeting and voting in person.

Q. Is my vote confidential?

A.	Yes. All votes remain confidential, unless you provide otherwise.

Q. How are votes counted?

A.

Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

Q. What constitutes a quorum at the Annual Meeting?

A.

In accordance with Delaware law (the law under which we are incorporated) and our amended and restated bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board of Directors, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q. What vote is required to elect our directors for a one-year term?

A.

The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q. What vote is required to ratify UHY LLP as our independent registered public accounting firm for the year ending December 31, 2014?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2014. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q. How will the outcome of the non-binding advisory vote to approve the compensation of our named executive officers be determined?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the non-binding advisory vote to approve the compensation of our named executive officers. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter. As an advisory vote, this proposal is not binding on Keryx, the Board of Directors, or the Compensation Committee. However, the Board of Directors and Compensation Committee intend to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding executive compensation.

Q. What percentage of our outstanding common stock do our directors and executive officers own?

A.

As of April 23, 2014, our directors and executive officers owned, or have the right to acquire, approximately 4.2% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 35 for more details.

Q. Who was our independent public accountant for the year ended December 31, 2013? Will they be represented at the Annual Meeting?

A.

UHY LLP is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2013. We expect a representative of UHY LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q. How can I obtain a copy of our annual report on Form 10-K?

A.

We have filed our annual report on Form 10-K for the year ended December 31, 2013, with the Securities and Exchange Commission. The annual report on Form 10-K is also included in the 2013 Annual Report to stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, James F. Oliviero, or by email at info@keryx.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our amended and restated bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Currently, our Board of Directors consists of seven members. The following individuals are being nominated to serve on our Board of Directors (See “Proposal 1 — Election of Directors; Nominees”):

Name	Age	Position	Director Since
Michael P. Tarnok	59	Chairman of the Board	2007
Ron Bentsur	48	Director and Chief Executive Officer	2009
Kevin J. Cameron	45	Director	2007
Joseph Feczko, M.D.	65	Director	2010
Wyche Fowler, Jr.	73	Director	2006
Jack Kaye	70	Director	2006
Daniel P. Regan	49	Director	2013

The Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board of Directors. The Board of Directors has determined that having a director who is not an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time. This structure allows the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

Keryx has a risk management program overseen by Ron Bentsur, our Chief Executive Officer. Mr. Bentsur identifies material risks and prioritizes them for our Board of Directors. Our Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each.

The corporate governance standards adopted by the Nasdaq Stock Market, or Nasdaq, require that a majority of the members of our Board of Directors be “independent” as Nasdaq defines that term. Additionally, the Nasdaq rules require our Board of Directors to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board of Directors undertook its annual review of director independence on March 6, 2014. During the review, our Board of Directors considered relationships and transactions during 2013 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and our company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board of Directors determined that Kevin Cameron, Joseph Feczko, M.D., Wyche Fowler, Jr., Jack Kaye, Daniel P. Regan and Michael P. Tarnok are independent under the criteria established by Nasdaq and by our Board of Directors. Our independent directors met four times during 2013 in sessions in which only the independent directors participated.

The following biographies set forth the names of our director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board of Directors. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.

Michael P. Tarnok, 59, has served on our Board of Directors since September 2007, and as Chairman of the Board since June 2009. Mr. Tarnok served as our interim chief executive officer from April 2009 to May 2009. A seasoned finance and operational executive, Mr. Tarnok joined the Board with extensive pharmaceutical industry experience in a wide range of functional areas. Mr. Tarnok spent the majority of his career at Pfizer Inc., which he joined in 1989 as Finance Director — US Manufacturing, and from 2000-2007, served as Senior Vice President, Finance in Pfizer’s U.S. Pharmaceuticals Division. In this position, Mr. Tarnok handled all finance responsibilities for the division, including contracting, trade management, forecasting of significant product launches and Sarbanes-Oxley compliance. Prior to joining Pfizer, Mr. Tarnok worked primarily in financial disciplines for ITT Rayonier, Inc., Celanese Corporation and Olivetti Corporation of America. Since January 2014, Mr. Tarnok has also served as a director of the Global Health Council, a Washington-based NGO. Mr. Tarnok earned an M.B.A. in Marketing from New York University and B.S. in Accounting from St. John’s University. We believe that Mr. Tarnok is qualified to serve on our Board of Directors due to his many years of service as one of our directors and Chairman and his extensive knowledge of our Company and industry.

Ron Bentsur, 48, has served as our Chief Executive Officer since May 20, 2009, and has served on our Board of Directors since June 16, 2009. Prior to joining Keryx, Mr. Bentsur served as Chief Executive Officer of XTL Biopharmaceuticals, Inc. (“XTL”), a position he held from January 2006 until April 2009. Prior to his tenure at XTL, Mr. Bentsur was with Keryx from 2000-2006, serving as our Chief Financial Officer from June 2003 until his departure in January 2006. From July 1998 to October 2000, Mr. Bentsur served as Director of Technology Investment Banking at Leumi Underwriters, where he was responsible for all technology/biotechnology private placement and advisory transactions. From June 1994 to July 1998, Mr. Bentsur worked as an investment banker in New York City, most of this period at ING Barings Furman Selz. Mr. Bentsur holds a B.A. in Economics and Business Administration with distinction from the Hebrew University of Jerusalem, Israel and an MBA, Magna Cum Laude, from New York University’s Stern Graduate School of Business. Mr. Bentsur is a Director of Stemline Therapeutics, Inc., a public biotechnology company. We believe that Mr. Bentsur is qualified to serve on our Board of Directors due to his leadership and management experience, his experience as an executive of a public biopharmaceutical company and his knowledge of our business and industry.

Kevin J. Cameron, 45, has served on our Board of Directors since April 2007. Mr. Cameron has more than ten years of corporate governance experience. Mr. Cameron is currently Chief Executive Officer of Ionetix Corporation, a privately-held medical device company. Prior to joining Ionetix Corporation, Mr. Cameron was a co-founder and president of Glass Lewis & Co. LLC, a leading provider of corporate governance services to institutional investors. Previously, Mr. Cameron was employed in various capacities by Moxi Digital and NorthPoint Communications. Mr. Cameron started his career as an attorney with the law firm of Kellogg, Huber, Hansen, Todd & Evans in Washington D.C., and also served as a law clerk for the United States Court of Appeals for the District of Columbia Circuit. Mr. Cameron holds a law degree from the University of Chicago and an undergraduate degree from McGill University. Mr. Cameron also serves as a board member of Ecotality, Inc. We believe that Mr. Cameron is qualified to serve on our Board of Directors due to his legal background and years of service as one of our directors.

Joseph Feczko, M.D., 65, has served on our Board of Directors since July 2010. Dr. Feczko is a seasoned pharmaceutical executive, with broad industry experience across the spectrum of medical, regulatory and operational affairs. Dr. Feczko was, until his retirement in May 2009, Senior Vice President and Chief Medical Officer (CMO) of Pfizer Inc. and member of the Executive Leadership Team with global responsibilities for all aspects of the company’s medical, regulatory and safety activities. Dr. Feczko served Pfizer in both New York and the United Kingdom since 1982, where he held positions of increasing responsibility in clinical research and regulatory affairs and safety, culminating in the role of Chief Medical Officer. Dr. Feczko is board-certified in Internal Medicine and Infectious Diseases. He has a B.Sc. degree from Loyola University Chicago, and an M.D. from the University of Illinois College of Medicine. Dr. Feczko also serves on the board of directors of ChemoCentryx Inc., the Accordia Global Health Foundation and the Technical Expert Committee for Trachoma on the International Trachoma Initiative of the Task Force for Global Health, and was a member of the governing board of the Technology Strategy Board of the United Kingdom until June 2011. Dr. Feczko also serves as chairman of the board of directors of Cardoz Pharmaceuticals AB (Stockholm, Sweden), a member of the Supervisory Board of uniQure Biopharma B.V. based in The Netherlands, and of Cytheris, S.A. based in France. We believe that Dr. Feczko is qualified to serve on our Board of Directors due to his executive leadership and management experience, knowledge of the industry, medical background and experience serving as a member of the board of directors of a public biopharmaceutical company.

Wyche Fowler, Jr., 73, has served on our Board of Directors since November 2006. Senator Fowler served for 16 years in the United States Congress representing the state of Georgia, including service in the United States Senate from 1987 to 1993. Following his service as a Senator, Senator Fowler served as the U.S. Ambassador to the Kingdom of Saudi Arabia from 1996 through 2001. He received his B.A. in English from Davidson College, a J.D. from Emory University and honorary degrees from Hofstra University, Davidson College and Morris Brown College. Prior to his election to Congress, he practiced law in Atlanta, Georgia for eight years. He is currently engaged in an international business and law practice and serves as Chairman Emeritus of the Middle East Institute, a non-profit research foundation in Washington, D.C. Senator Fowler also serves on the board of directors of Shubert Theaters, the Shubert Foundation, Brandywine Realty Trust and ZIOPHARM Oncology, Inc. We believe that Senator Fowler is qualified to serve on our Board of Directors due to his legal background and experience serving as a member of the board of directors of a public biopharmaceutical company.

Jack Kaye, 70, has served on our Board of Directors since September 2006. Mr. Kaye began his career at Deloitte LLP, an international accounting, tax and consulting firm, in 1970, and was a partner in the firm from 1978 until May 2006, when he retired. At Deloitte, Mr. Kaye was responsible for serving a diverse client base of public and private, global and domestic, companies in a variety of industries. Mr. Kaye has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations and corporate governance/Sarbanes-Oxley issues. In addition, he has served as Deloitte’s Tri-state liaison with the banking and finance community and assisted clients with numerous merger and acquisition transactions. Prior to retiring, Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than twenty years. Mr. Kaye previously served on the board of directors of Tongli Pharmaceuticals (USA), Inc., a China-based pharmaceutical company and Balboa Biosciences, Inc., a privately held biotech company. Mr. Kaye earned a B.B.A. from Baruch College and is a Certified Public Accountant. We believe that Mr. Kaye is qualified to serve on our Board of Directors due to his extensive accounting and financial experience and years of executive leadership in the biopharmaceutical industry.

Daniel P. Regan, 49, has served on our Board of Directors since October 2013. Mr. Regan serves as Chief Commercial Officer for Intercept Pharmaceuticals. Prior to his tenure at Intercept Pharmaceuticals, Mr. Regan held the position of Chief Commercial Officer at Inspiration Biopharmaceuticals from 2011 to 2012, where he was responsible for the development of a U.S. and EU commercialization strategy as well as an integrated commercial plan. From 2008 to 2011, Mr. Regan worked with Genzyme Corporation, where he served as Senior Vice President of US PGH from 2010 to 2011, Senior Vice President of Renal from 2009 to 2010, and General Manager of Hectorol, Senior Vice President of the U.S. Renal Business from 2008 to 2009. Mr. Regan received his Bachelor of Arts in Economics from the University of Massachusetts in 1988. We believe that Mr. Regan is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

During 2013, our Board of Directors held eight meetings and took two actions by unanimous written consent. During 2013, each incumbent director standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee, and the Research and Development Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors attended the 2013 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board of Directors has established a process by which stockholders can send communications to the Board of Directors. You may communicate with the Board of Directors as a group, or to specific directors, by writing to James F. Oliviero, our Corporate Secretary, at our offices located at 750 Lexington Avenue, New York, New York 10022. The Corporate Secretary will review all such correspondence and regularly forward to the Board of Directors a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@keryx.com. These concerns will be immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Jack Kaye, Kevin Cameron, Joseph Feczko, M.D., and Wyche Fowler, Jr.

The Audit Committee held four meetings during the fiscal year ended December 31, 2013. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Amended and Restated Charter of the Audit Committee is available on our website, located at www.keryx.com. Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board of Directors has determined that Mr. Kaye is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Kaye’s biography on page 6 for a description of his relevant experience.

The report of the Audit Committee can be found on page 13 of this proxy statement.

Compensation Committee

The Compensation Committee held six meetings and took four actions by unanimous written consent during the fiscal year ended December 31, 2013. The Compensation Committee currently consists of Kevin Cameron, Wyche Fowler, Jr. and Michael Tarnok. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.keryx.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company, determining the overall compensation of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s 2013 Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. On October 4, 2013, the Compensation Committee delegated such authority to the Chairman of the Compensation Committee, Kevin Cameron.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

The report of the Compensation Committee can be found on page 20 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Discussion and Analysis on page 15 of this proxy statement.

Research and Development Committee

The Research and Development Committee held four meetings during the fiscal year ended December 31, 2013. The Research and Development Committee currently consists of Joseph Feczko, M.D., Ron Bentsur and Michael Tarnok. The duties and responsibilities of the Research and Development Committee are set forth in the Charter of the Research and Development Committee. A copy of the Charter of the Research and Development Committee is available on our website, located at www.keryx.com. As discussed in its charter, among other things, the duties and responsibilities of the Research and Development Committee include assisting our Board of Directors in understanding any evolving issues around the conduct of our clinical trials programs, assisting our Board of Directors in understanding the status of and progress towards completion of manufacturing requirements, advising our management, as needed, on aspects of clinical trial, manufacturing process development and regulatory strategies, and providing our management with advice regarding potential licensing opportunities (both in- and out-licensing).

Nominating Process

We do not currently have a nominating committee or any other committee serving a similar function. Director nominations are approved by a vote of a majority of our independent directors as required under Nasdaq rules and regulations. Although we do not have a written charter in place to select director nominees, our Board of Directors has adopted resolutions regarding the director nomination process. Our policy describing our director nomination process is available on our website, located at www.keryx.com. We believe that the current process in place functions to select director nominees who will be valuable members of our Board of Directors.

Our independent directors identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. The independent directors may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

Our independent directors will also consider candidates recommended by stockholders for nomination to our Board of Directors. A stockholder who wishes to recommend a candidate for nomination to our Board of Directors must submit such recommendation to our Corporate Secretary, James F. Oliviero, at our offices located at 750 Lexington Avenue, New York, New York 10022. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board of Directors must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of Keryx common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board of Directors as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board of Directors by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board of Directors, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Members of the Board of Directors also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board of Directors: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board of Directors; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board of Directors and the evolving needs of our business. We believe that each of the current members of our Board of Directors (who are also our director nominees) has the requisite business, biopharmaceutical, financial and/or managerial experience to serve as a member of the Board of Directors, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board of Directors has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

We do not have a formal policy in place with regard to the consideration of diversity in considering candidates for our Board of Directors, but the Board of Directors strives to nominate candidates with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills and expertise to oversee our business.

Code of Ethics

We have adopted a Code of Conduct and Ethics, or the Code, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Conduct and Ethics on our website, located at www.keryx.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

UHY LLP (“UHY”), the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2013 and December 31, 2012, has served as our independent registered public accounting firm since 2009. We expect a representative of UHY to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board of Directors has asked the stockholders to ratify the selection of UHY as our independent registered public accounting firm. See Proposal Two: Ratification of Appointment of UHY as Our Independent Registered Public Accounting Firm on page 38 of this proxy statement. The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining UHY’s independence. All proposed engagements of UHY, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal years ended December 31, 2013 and December 31, 2012, UHY billed us an aggregate of approximately $281,988 and $187,925, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and our registration statement filings.

Audit-Related Fees

During the fiscal years ended December 31, 2013 and December 31, 2012, we were not billed by UHY for any fees for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2013 and December 31, 2012, we were not billed by UHY for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal years ended December 31, 2013 and December 31, 2012, we were not billed by UHY for any fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

•

Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•

Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services that we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and UHY LLP, our independent registered public accounting firm for the year ended December 31, 2013, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, (Codification of Statements on Auditing Standards, AU Section 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, or SAS 61. SAS 61 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	Methods used to account for significant or unusual transactions;

•	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of UHY LLP, including the written disclosures made by UHY LLP to the Audit Committee, as required PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

The Audit Committee reviewed its written charter previously adopted by our Board of Directors. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.

By the Audit Committee of the Board of Directors

Jack Kaye, Chairperson

Kevin J. Cameron

Joseph Feczko, M.D.

Wyche Fowler, Jr.

Dated March 6, 2014

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Ron Bentsur	48	Chief Executive Officer and Director
James F. Oliviero	38	Chief Financial Officer, Treasurer and Corporate Secretary
Gregory P. Madison	46	Executive Vice President and Chief Operating Officer

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Mr. Bentsur is presented in connection with “Corporate Governance” beginning on page 4 of this proxy statement.

James F. Oliviero, CFA, 38, has served as our Chief Financial Officer since April 2009 and previously served as our Vice President, Finance since March 2008. From May 2003 until March 2008, Mr. Oliviero served as Keryx’s Controller, where he was involved in all capital raising, licensing and acquisition transactions. Since joining Keryx, Mr. Oliviero has also been in charge of leading Keryx’s compliance with SEC rules and regulations and other corporate governance matters. From August 1999 until May 2003, Mr. Oliviero served as Director of Finance for ACCESS Oncology, Inc., a privately-held biotechnology company. From July 1997 to August 1999, Mr. Oliviero was an investment banker at ING Barings Furman Selz in New York City, where he worked on various mergers and acquisitions and equity and debt transactions. Mr. Oliviero is a CFA charterholder and holds a B.B.A. in Finance with Highest Distinction from Emory University’s Goizueta Business School.

Gregory P. Madison, 46, has served as our Executive Vice President and Chief Operating Officer since February 8, 2014. From January 2, 2013 to February 7, 2014, Mr. Madison was with AMAG Pharmaceuticals (NASDAQ: AMAG), where he served as the Executive Vice President and Chief Commercial Officer. Prior to AMAG, Mr. Madison spent 12 years at Genzyme/Sanofi with his last role serving as Vice President and General Manager of the Renal division. Mr. Madison’s prior experience in the Renal division of Genzyme/Sanofi also included serving as vice president and general manager of the U.S. business; vice president of U.S. sales; and vice president of U.S. marketing. During his tenure with Genzyme, Mr. Madison also had roles in sales management, training, managed markets and reimbursement. Prior to joining Genzyme, Mr. Madison spent five years at Jannsen Pharmaceuticals in sales and sales management roles, and began his career in the pharmaceutical industry in sales with Wyeth-Ayerst. He holds a Bachelor of Business Administration in Finance from the University of Massachusetts, Amherst.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in 2013 to the following individuals, whom we refer to as our named executive officers, or NEOs:

•	Ron Bentsur, our Chief Executive Officer; and

•	James F. Oliviero, our Chief Financial Officer, Treasurer and Corporate Secretary.

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate our employees to work toward achievement of our corporate mission to create long-term sustained stockholder value by acquiring, developing and commercializing pharmaceutical products for the treatment of renal disease. Attaining our key business and strategic goals depends on attracting, retaining and motivating quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. The driving philosophy and objectives behind our executive compensation programs are:

•	to attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employee to achieve our business goals; and

•	to reflect our “pay for performance” culture.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees our executive compensation programs, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our NEOs. Information about the Compensation Committee and its composition and responsibilities can be found on page 8 under the caption “Compensation Committee.”

Role of the Executives

Our Chief Executive Officer develops recommendations regarding the compensation levels for our Chief Financial Officer based upon a subjective assessment of his individual performance during the prior year and overall trends in the marketplace. In addition, each year, management delivers to the Compensation Committee a set of proposed corporate goals and objectives that management believes are essential to the achievement of the Company’s mission and long-term goals and objectives. These recommendations and proposed goals and objectives are reviewed, modified if deemed appropriate, and approved by the Compensation Committee.

Elements of Compensation

Our executive compensation program for 2013 consisted of the following components:

Compensation Element	Purpose
Base salary

Base salary represents the fixed portion of an executive’s annual compensation and is intended to recognize the executive’s value to the Company based on skills and experience relative to the responsibilities of his position.

Annual cash incentive awards

Annual cash incentive awards represent the portion of an executive’s compensation that is intended to vary as a direct reflection of Company and individual performance for the year. Mr. Bentsur’s maximum annual incentive award was equal to 75% of his base salary, per the terms of his employment agreement. Mr. Oliviero’s annual incentive award was determined in connection with the Company’s annual incentive bonus pool, as described below.

Special bonus awards

The Compensation Committee decided to pay additional bonus amounts to our executive officers based upon the FDA’s filing acceptance of the Company’s New Drug Application for Zerenex and our executive officers’ performance for the year.

Long-term equity awards

Long-term equity awards are intended to reward performance over a multi-year period, link the interests of executives to those of the stockholders, and encourage retention. Restricted stock and stock options generally are issued based upon achievement of corporate goals and objectives in the prior year. In addition, Mr. Bentsur is eligible to receive grants of restricted stock pursuant to the performance thresholds provided in his employment agreement, with additional time-based vesting requirements.

Health and welfare plans and retirement plan

These benefits are intended to provide competitive levels of medical and disability coverage, and retirement benefits under our 401(k) plan. Our executives participate in the same programs offered to all of our eligible employees.

Severance benefits

Our Chief Executive Officer has an employment agreement that provides for severance benefits in certain circumstances and our Chief Financial Officer has a change-in-control agreement that provides for severance benefits in the event of a qualifying termination following a change in control of the Company.

No specific formula is used in regard to the allocation of the various elements within our executive compensation program. The Compensation Committee retains the discretion to reduce or eliminate the payment that otherwise might be payable to our executives based upon unforeseen events occurring during the year or its assessment of the Company’s or our executives’ performance in general.

In order to maximize the incentive effect of our compensation program, we have structured our performance-based compensation to involve a mix of value opportunities and performance measures.

•

Our annual cash incentive awards and our annual equity awards are based partially upon the Company’s performance against pre-set corporate goals and objectives and partially upon the Compensation Committee’s assessment of each individual executive’s contribution to the Company’s performance.

•	The ultimate realized value of our equity awards (stock options and restricted stock awards) is tied to our stock price, in alignment with our stockholders.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the 2013 Annual Meeting of Stockholders, approximately 96% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2013 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy stockholder support.

In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program, with an emphasis on short and long-term incentive compensation that rewards our senior executives when they successfully achieve our corporate goals and objectives and, in turn, deliver value for our shareholders. As described below, in 2013, the Compensation Committee decided to pay additional bonus amounts to our executive officers based upon the FDA’s filing acceptance of the Company’s New Drug Application for Zerenex and our executive officers’ performance for the year. In addition, in 2014, the Compensation Committee increased our executives’ salaries and decreased our CEO’s target incentive percentage, which it believes will provide a more competitive pay package when compared to the market median. Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

At the 2011 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which is scheduled to occur at the 2017 annual meeting.

2013 Executive Compensation

2013 Corporate Performance Goals

Our 2013 annual incentive awards were based, in large part, upon the achievement of corporate performance goals, which included a combination of clinical and regulatory goals related to our products as well as other corporate goals, and were achieved at an aggregate level of 100.0%. The corporate performance goals and objectives used to determine annual incentive awards in 2013 were as follows:

•	Various goals related to regulatory filings for Zerenex — 55.0% maximum potential weighting (55.0% achieved);

•	Various goals related to Zerenex clinical studies — 20.0% maximum potential weighting (20.0% achieved); and

•	Various goals related to Zerenex manufacturing — 25.0% maximum potential weighting (25.0% achieved).

The Compensation Committee considered performance against these goals in determining the amounts paid as annual incentive awards in 2013, as well as its subjective assessment of our executives’ contributions to Company performance.

Base Salary

Mr. Bentsur’s and Mr. Oliviero’s base salaries for 2013 remained unchanged at $300,000 and $265,000, respectively.

Cash Incentive Awards

In 2013, Mr. Bentsur was eligible to earn an annual cash incentive of up to 75% of his base salary, per the terms of his employment agreement. Mr. Oliviero’s annual incentive award was determined in connection with the Company’s annual incentive bonus pool, as described below. Both executives’ annual cash incentive awards were based upon the Company’s performance against pre-established corporate goals and objectives, which are discussed above, and each executive’s individual performance based upon subjective performance reviews. The actual amounts paid to the executives pursuant to their annual cash incentive awards are reported in the “Summary Compensation Table” as non-equity incentive plan compensation.

Mr. Bentsur’s 2013 Annual Cash Incentive Award. As noted above, in 2013, Mr. Bentsur was eligible to earn an annual cash incentive of up to 75% of his base salary, per the terms of his employment agreement. Mr. Bentsur’s annual cash incentive was based on achievement of the corporate goals and objectives (80% weighting), which was achieved at the 100% level, and on individual performance, based upon a subjective review by the Compensation Committee (20% weighting), which was achieved at the 100% level, resulting in a $225,000 cash incentive payment (the maximum amount). In addition, based on its assessment of Mr. Bentsur’s contribution to the Company’s performance during 2013, the Compensation Committee granted Mr. Bentsur an additional $75,000.

Additionally, during 2013, the Compensation Committee approved the grant of an incentive bonus to Mr. Bentsur in the amount of $100,000, which was achieved upon the FDA’s filing acceptance of the Company’s New Drug Application for Zerenex.

Annual Cash Incentive Award Pool and Mr. Oliviero’s 2013 Annual Cash Incentive Award. In 2013, our employees, other than Mr. Bentsur, were eligible for annual cash incentives based on an overall annual cash incentive award pool calculated as the sum of our employees’ salaries (excluding Mr. Bentsur) multiplied by a percentage set by the Compensation Committee for such year. In 2013, the percentage was set at 25%, resulting in a maximum cash incentive pay pool of $885,071. For most of our employees, a component of their annual cash incentive is based on corporate goals and objectives and a component is based on individual performance. At the lowest level, employees only have an individual component. For 2013, the Compensation Committee used its discretion to increase the overall cash incentive award pool, and an aggregate of $906,990 was distributed to employees, including Mr. Oliviero.

Mr. Oliviero’s maximum 2013 annual cash incentive was determined to be 40% of his base salary. Mr. Oliviero was allocated 11.7% of the overall cash incentive award pool. His award was based on achievement of the corporate goals and objectives (60% weighting), which was achieved at the 100% level, and on individual performance, based upon a subjective review by the Chief Executive Officer and the Compensation Committee (40% weighting), which was achieved at the 100% level, resulting in a $106,000 cash incentive payment (the maximum amount). In addition, based on its assessment of Mr. Oliviero’s contribution to the Company’s performance during 2013, the Compensation Committee granted Mr. Oliviero an additional $40,000.

Additionally, during 2013, the Compensation Committee approved the grant of an incentive bonus to Mr. Oliviero in the amount of $100,000, which was achieved upon the FDA’s filing acceptance of the Company’s New Drug Application for Zerenex.

Long-Term Equity Incentive Awards

Mr. Bentsur. After consideration of our 2012 corporate goals and objectives, which were achieved at a 87.5% level, and a subjective consideration of Mr. Bentsur’s individual performance during 2012, the Compensation Committee granted Mr. Bentsur, on January 2, 2013, an option to purchase 75,000 shares of our common stock and an award of 25,000 shares of restricted stock.

In addition, Mr. Bentsur’s employment agreement provides that he has the opportunity to receive certain restricted stock awards upon the achievement of performance milestones. He received the first two restricted stock awards in 2009 and 2010, which we refer to as the “Bentsur 1st Milestone Award” and the “Bentsur 2nd Milestone Award,” respectively. Upon achievement of the second milestone, the Bentsur 1st Milestone Award was immediately vested. Mr. Bentsur did not receive any milestone awards in 2011 or 2012. On October 4, 2013, Mr. Bentsur received a third restricted stock award, which we refer to as the “Bentsur 3rd Milestone Award”, in connection with our filing of an accepted new drug application with the U.S. Food and Drug Administration for Zerenex. Such restricted stock will vest in equal installments over each of the first three anniversaries of the grant date provided that Mr. Bentsur remains employed by us during such vesting period.

Mr. Bentsur’s employment agreement, as amended, provides that he has the opportunity to receive the following additional milestone awards:

•

500,000 shares of fully-vested stock upon the first to occur of (a) our first commercial sale of Zerenex in the U.S. off an approved NDA, (b) our receipt of the first royalty upon the commercial sale of Zerenex in the U.S. by a partner to whom the Company has sold exclusive or non-exclusive commercial rights, or (c) our complete outlicensing of the entire product rights of Zerenex in the U.S., which we refer to as the “Bentsur 4th Milestone Award.”

•

100,000 shares of restricted stock upon each event of our outlicensing Zerenex in a foreign market, other than Japan, resulting in a greater than $10 million non-refundable cash payment to the Company with a gross deal value to the Company of at least $50 million, which we refer to as the “Bentsur 5th Milestone Award.” Such restricted stock will vest in equal installments over each of the first three anniversaries of the date of grant provided he remains employed by us during such vesting period.

Annual Equity Award Pool and Mr. Oliviero. In 2013, based upon performance during 2012, our employees, other than Mr. Bentsur, were eligible to receive long-term equity awards based on an overall annual equity award pool of 558,574 shares, calculated based upon 0.75% of an adjusted fully-diluted shares outstanding figure (74,476,501). Each employee was allocated a portion of the annual equity award pool which represented such employee’s maximum potential grant. For most of our employees, a component of their annual equity award is based on corporate goals and objectives and a component is based on individual performance. At the lowest level, employees only have an individual component. In 2013 (based upon performance during 2012), options to purchase 315,366 shares of our common stock and awards of 236,020 shares of restricted stock were granted to employees from the annual equity award pool, including grants of 55,866 stock options and 33,520 restricted shares to Mr. Oliviero.

For additional information regarding our named executive officers’ stock grants, see the “Summary Compensation Table,” the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at 2013 Fiscal Year End” table. Awards based upon consideration of 2013 performance were granted on January 2, 2014. Pursuant to SEC rules, these awards will appear in next year’s proxy statement.

Perquisites and Other Executive Benefits

We do not offer our NEOs any perquisites or other executive benefits.

Severance Benefits

We have an employment agreement with Mr. Bentsur that provides, among other things, payment and benefits upon certain terminations of employment. We believe this agreement was an important component in our effort to recruit and retain a chief executive officer, particularly for a company at our stage of development and in our relatively high-risk industry. On June 11, 2013, we amended Mr. Bentsur’s employment agreement to (i) extend the term of the agreement until May 20, 2015, (ii) increase the severance payable upon a termination without Cause or resignation for Good Reason to 100% of his then-current base salary, (iii) extend the opportunity for certain “unearned milestone opportunities” to vest following certain terminations of employment, (iv) provide for immediate vesting of all stock options upon a change in control, (v) revise the definition of “Commercial Sales Milestone” to remove all references to Perifosine, and (vi) provide for the grant of fully-vested shares of common stock upon achievement of the Bentsur 4th Milestone Award, as set forth in the amendment.

On October 31, 2011, we entered into a change-in-control agreement with Mr. Oliviero that provides certain payments and benefits upon his involuntary termination of employment within 12 months following a change in control. On June 10, 2013, we amended Mr. Oliviero’s change-in-control agreement to extend the automatic termination date of the agreement to October 31, 2015.

The Board of Directors believes that the change in control benefits described above are in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of Mr. Bentsur and Mr. Oliviero, notwithstanding the possibility, threat or occurrence of a change in control of the Company.

For more information on Mr. Bentsur’s employment agreement, including the 2013 amendment, and Mr. Oliviero’s change-in-control agreement, see the “Potential Payments upon Termination or Change-in-Control” section beginning on page 27 of this proxy statement.

2014 Executive Compensation

In 2014, the Compensation Committee engaged Radford, An Aon Hewitt Company, a compensation consultant, to conduct a comparative analysis of our executive compensation program, in relation to a group of 21 peer companies in the biotechnology industry. The analysis concluded that there was a significant misalignment of executive cash compensation as compared to the peer group, due primarily to no salary increases for the CEO and CFO for the last 5 years and 4 years, respectively. After considering this analysis, the Compensation Committee approved the following changes to Mr. Bentsur’s and Mr. Oliviero’s compensation for 2014, which are intended to make their total direct compensation (both cash and equity) more competitive with the peer group median:

•	Effective March 1, 2014, Mr. Bentsur’s base salary was increased from $300,000 to $530,000, and his target cash incentive award for 2014 was reduced to be equal to up to 65% of his base salary; and

•	Effective March 1, 2014, Mr. Oliviero’s base salary was increased from $265,000 to $365,000.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

By the Compensation Committee of the Board of Directors

Kevin Cameron, Chairperson

Wyche Fowler, Jr.

Michael Tarnok

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. Management and the Compensation Committee reviewed the Company’s incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate business risks. In conducting this assessment, the Compensation Committee considered, among other things, the performance objectives used in connection with these incentive awards and the features of the Company’s compensation program that are designed to mitigate compensation-related risk. The Compensation Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2011, 2012 and 2013. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 15 of this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Ron Bentsur	2013	300,000	175,000	4,205,500	144,525	225,000	—	5,050,025
Chief Executive Officer	2012	300,000	—	83,490	124,084	202,500	—	710,074
	2011	300,000	—	114,500	262,590	210,338	—	887,428

James F. Oliviero	2013	265,000	140,000	1,644,186	107,654	106,000	—	2,262,840
Chief Financial Officer, Treasurer and Corporate Secretary	2012	265,000	—	70,840	101,860	106,000	—	543,700
	2011	265,000	—	74,425	170,684	106,000	—	616,109

(1)

Reflects the $100,000 bonus paid to each of the NEOs upon the first FDA acceptance of a New Drug Application submission, and an additional discretionary bonus in recognition of each of the NEOs’ contribution to the Company’s performance during 2013. Please see our Compensation Discussion and Analysis for more information.

(2)

Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes for such awards has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs, and the compensation for such awards are reflected in the table in such year the compensation is recorded. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2013, 2012 and 2011, which are included in our Annual Report on Form 10-K for the fiscal year 2013, 2012 and 2011, respectively.

Grants of Plan-Based Awards For Fiscal Year 2013

The following table below sets forth the individual grants of awards made to each of our NEOs during 2013. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 15 of this proxy statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Mr. Bentsur			225,000
	01/02/13				25,000			69,500
	01/02/13					75,000	2.78	144,525
	10/04/13				400,000			4,136,000
Mr. Oliviero			106,000
	01/02/13				33,520			93,186
	01/02/13					55,866	2.78	107,654

(1)

Represents target payout values for 2013 cash performance awards. Pursuant to his employment agreement, Mr. Bentsur was eligible to receive a target cash bonus of up to 75% of his base salary. At the Compensation Committee’s discretion, payouts can be zero. The actual amount earned by each NEO in 2013 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 22 of this proxy statement.

(2)	Award of time-vesting restricted stock under the 2004 Long-Term Incentive Plan, or the 2004 Plan, and the 2013 Incentive Plan, or the 2013 Plan.
(3)	Award of time-vesting stock options under the 2004 Plan.
(4)

Reflects the aggregate grant date fair value of stock and option awards granted by the Company during 2013 as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2013, which are included in our Annual Report on Form 10-K for the fiscal year 2013.

For a description of the vesting schedules of the equity awards, please see the Outstanding Equity Awards at 2013 Fiscal Year End Table below.

Employment Agreements

We entered into an employment agreement with Mr. Bentsur on September 14, 2009. The Company amended Mr. Bentsur’s agreement so that it now terminates on May 20, 2015, rather than May 20, 2014. Under the employment agreement, Mr. Bentsur’s base salary for 2013 remained $300,000 per year, which may be increased from year to year or decreased in an amount up to 10% in the aggregate in the discretion of the Compensation Committee. Mr. Bentsur also is eligible to receive an annual bonus, not to exceed 75% of his base salary, if certain performance objectives agreed to by the Compensation Committee and Mr. Bentsur are met. Mr. Bentsur’s employment agreement also entitles him to severance and other benefits in the event of certain terminations of employment, as described under “Potential Payments upon Termination or Change in Control” below. Mr. Oliviero does not have an employment agreement.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2013 for each of our NEOs.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(22) ($)
Mr. Bentsur	600,000	(1)	—		0.35	05/20/19
	123,840	(2)	—		2.50	01/02/20
	68,750	(3)	6,250	(3)	4.58	01/02/21
	39,083	(4)	27,917	(4)	2.53	01/02/22
	—		75,000	(5)	2.78	01/02/23
							2,082	(14)	26,962
							13,750	(15)	178,063
							25,000	(16)	323,750
							400,000	(17)	5,180,000
Mr. Oliviero	25,000	(6)	—		11.22	01/03/15
	50,000	(7)	—		14.64	01/02/16
	50,000	(8)	—		14.64	01/02/16
	25,000	(9)	—		13.30	12/31/16
	18,000	(10)	—		8.56	12/30/17
	44,688	(11)	4,062	(11)	4.58	01/02/21
	32,083	(12)	22,917	(12)	2.53	01/02/22
	—		55,866	(13)	2.78	01/02/23
							1,353	(18)	17,521
							11,664	(19)	151,049
							250,000	(20)	3,237,500
							33,520	(21)	434,084

(1)

Stock options awarded to executive on May 20, 2009, under the 2009 CEO Incentive Plan, which we refer to as the Initial Option Grant. The stock options vested as to 150,000 of the options in equal installments on each of May 20, 2010, May 20, 2011, May 20, 2012 and May 20, 2013. The Initial Option Grant was issued as an inducement award for Mr. Bentsur to join our company in accordance with Nasdaq Marketplace Rule 5635(c)(4) and was not granted under our stockholder-approved incentive plan.

(2)

Stock options awarded to executive on January 2, 2010, under the 2007 Plan. The stock options vested as to 41,280 of the options on January 2, 2011, and the remaining options vested in equal installments on a quarterly basis through January 2, 2013.

(3)

Stock options awarded to the executive on January 2, 2011, under the 2004 Plan. The stock options vested as to 25,000 of the options on January 2, 2012, and the remaining options vest in equal installments on a quarterly basis through January 2, 2014.

(4)

Stock options awarded to the executive on January 2, 2012, under the 2004 Plan. The stock options vested as to 22,333 of the options on January 2, 2013, and the remaining options vest in equal installments on a quarterly basis through January 2, 2015.

(5)

Stock options awarded to the executive on January 2, 2013, under the 2004 Plan. The stock options vest as to 25,000 of the options on January 2, 2014, and the remaining options vest in equal installments on a quarterly basis through January 2, 2016.

(6)

Stock options awarded to the executive on January 3, 2005, under the 2004 Plan. The stock options vested as to 6,256 options on January 3, 2006, and the remaining options vested in equal installments on a quarterly basis through January 3, 2009.

(7)

Stock options awarded to the executive on January 2, 2006, under the 2004 Plan. The stock options vested as to 12,500 options on January 2, 2007, and the remaining options vested in equal installments on a quarterly basis through January 2, 2010.

(8)	Stock options awarded to the executive on January 2, 2006, under the 2004 Plan. The stock options vested in 2006 due to the achievement of a certain financial milestone.
(9)

Stock options awarded to the executive on December 31, 2006, under the 2004 Plan. The stock options vested as to 6,256 options on December 31, 2007, and the remaining options vested in equal installments on a quarterly basis through December 31, 2010.

(10)

Stock options awarded to the executive on December 30, 2007, under the 2007 Plan. The stock options vested as to 4,500 options on December 30, 2008, and the remaining options vested in equal installments on a quarterly basis through December 30, 2011.

(11)

Stock options awarded to the executive on January 2, 2011, under the 2004 Plan. The stock options vested as to 16,250 options on January 2, 2012, and the remaining options vest in equal installments on a quarterly basis through January 2, 2014.

(12)

Stock options awarded to the executive on January 2, 2012, under the 2004 Plan. The stock options vested as to 18,333 of the options on January 2, 2013, and the remaining options vest in equal installments on a quarterly basis through January 2, 2015.

(13)

Stock options awarded to the executive on January 2, 2013, under the 2004 Plan. The stock options vest as to 18,622 of the options on January 2, 2014, and the remaining options vest in equal installments on a quarterly basis through January 2, 2016.

(14)	Restricted stock granted to the executive on January 2, 2011, under the 2007 Plan, which vest as to 2,082 shares on January 2, 2014.
(15)	Restricted stock granted to the executive on January 2, 2012, under the 2004 Plan, which vest in equal installments on a quarterly basis through January 2, 2015.
(16)

Restricted stock granted to the executive on January 2, 2013, under the 2004 Plan, which vest as to 8,333 shares on January 2, 2014, and the remaining shares vest in equal installments on a quarterly basis through January 2, 2016.

(17)

Restricted stock granted to the executive on October 4, 2013, under the 2013 Plan, which we refer to as the Bentsur 3rd Milestone Award. Such restricted stock will vest in equal installments over each of the first three anniversaries of the grant date provided that the executive remains employed by us during such vesting period.

(18)	Restricted stock granted to the executive on January 2, 2011, under the 2007 Plan, which vest as to 1,353 shares on January 2, 2014.
(19)

Restricted stock granted to the executive on January 2, 2012, under the 2004 Plan, which vested as to 9,333 shares on January 2, 2013, and the remaining shares vest in equal installments on a quarterly basis through January 2, 2015.

(20)	Restricted stock granted to the executive on May 21, 2012, under the 2004 Plan, which vest upon the first Food and Drug Administration approval of Zerenex (ferric citrate).
(21)

Restricted stock granted to the executive on January 2, 2013, under the 2004 Plan, which vest as to 11,173 shares on January 2, 2014, and the remaining shares vest in equal installments on a quarterly basis through January 2, 2016.

(22)	Based on the closing price of our stock on December 30, 2013 ($12.95), the last trading day of the 2013 fiscal year.

Option Exercises and Stock Vested in Fiscal Year 2013

The following table provides information regarding the number of shares acquired upon the exercise of stock options and/or the vesting of shares for our NEOs during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Bentsur	—	—	110,918	748,028
Mr. Oliviero	30,000	241,500	183,210	1,706,025

(1)

Represents the aggregate value of the shares of common stock received upon exercise of stock options during 2013, based upon the difference between the exercise price and the fair market value of our common stock on the exercise date

(2)	Represents the aggregate value of restricted stock vesting in 2013, based upon the fair market value of our common stock on the applicable vesting date.

Potential Payments upon Termination or Change in Control

We have an employment agreement with Mr. Bentsur that provides certain compensation and benefits in the event of the termination of his employment under certain conditions. In addition, in 2011, we entered into a change-in-control agreement with Mr. Oliviero that provides certain compensation and benefits in the event of his qualifying termination in connection with a change in control. In addition, our equity plans provide certain benefits in connection with a change in control.

Equity Plans

Pursuant to the terms of the 2004 Plan, upon the occurrence of a change in control, any awards outstanding under such plan will become fully-vested. Pursuant to the terms of the 2007 Plan and the 2013 Plan, upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, all outstanding awards under such plan will become fully vested. The 2007 Plan and the 2013 Plan also provide that, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without “Cause” or the participant resigns for “Good Reason,” then all outstanding awards under such plan will become fully-vested. For purposes of the 2007 Plan and the 2013 Plan, “Good Reason” generally means (i) a material diminution in the participant’s duties, or the assignment to the participant of duties materially inconsistent with his or her authority, responsibilities and reporting requirements; or (ii) a material breach by the Company of its obligations to the participant under any written employment agreement or arrangement. For purposes of the 2007 Plan and the 2013 Plan, “Cause” generally means (i) a material breach of the terms of the participant’s restrictive covenants with the Company; (b) a material breach by the participant of any provision of his or her employment arrangement; (c) the habitual neglect or gross failure by the participant to adequately perform his or her duties; (d) any act of moral turpitude or criminal action connected to the participant’s employment with the Company; or (e) the participant’s repetitive refusal to comply with, or his or her violation of lawful instructions of, the Chief Executive Officer, Chief Financial Officer or the Board of Directors.

Ron Bentsur

The table below summarizes the value of potential payments and benefits that Mr. Bentsur would receive if his employment was terminated on December 31, 2013 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2013. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Type of Payment	Termination Other Than For Cause; Resignation For Good Reason (Prior to a Change in Control)		Death or Disability		Termination of Employment in Connection With Expiration of Employment Period		Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control)	Change in Control (Absent Termination) (3)
	($)		($)		($)		($)	($)
Cash Severance	300,000		—		—		632,941	—
Value of Accelerated Equity(1)	5,180,000	(2)	5,180,000	(2)	5,180,000	(2)	13,289,732	13,289,732

Total	5,480,000		5,180,000		5,180,000		13,922,673	13,289,732

(1)

Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2013 ($12.95), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.

(2)	Assumes that the Unearned Milestone Opportunity (as defined below) was not achieved during the 3, 6 or 12-month period, as applicable, following termination.
(3)	Assumes that the equity awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

Termination Other than for Cause; Termination for Good Reason. If we terminate Mr. Bentsur for any reason other than for “Cause” or disability, or if he terminates his employment for “Good Reason,” then he is entitled to the following benefits:

•	a lump sum cash severance payment equal to 100% of his then-current base salary;

•	any vested portion of the Initial Option Grant will remain exercisable for a period of one year;

•

any outstanding shares of restricted stock granted to Mr. Bentsur as a milestone award by reason of the achievement of a milestone (as described earlier in this proxy statement) (the “Earned Milestone Awards”) prior to the date of termination will become fully vested and non-forfeitable as of the date of termination; and

•

his opportunity to earn milestone awards with respect to any milestone condition which has not been met as of the date of termination (the “Unearned Milestone Opportunity”) will continue for a period of six or twelve months (depending on the particular milestone) after the date of termination and, to the extent that a milestone is achieved during such six or twelve-month periods, as applicable, the stock relating to such milestone will be issued to Mr. Bentsur as fully-vested shares, rather than restricted stock, or, in our sole discretion, we may pay Mr. Bentsur an amount in cash equal to the value of such shares.

The employment agreement also provides that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Internal Revenue Code, the payments will be limited to the maximum amount that could be paid without triggering the excise tax, provided that such cut-back would produce a greater net benefit to Mr. Bentsur than if he had paid the excise tax.

“Cause” generally means the executive’s: (i) conviction of, pleading guilty to, or confession to a felony or any crime involving any act of dishonesty, fraud, misappropriation or embezzlement; (ii) misconduct or gross negligence in connection with the performance of his duties; (iii) engaging in any fraudulent, disloyal or unprofessional conduct which is, or is likely to be, injurious to the Company, its financial condition, or its reputation; (iv) failure to perform his duties with the Company; (v) failure to meet agreed-upon, written performance standards; or (vi) breach of the covenants in the agreement, or material breach of any other provisions of this Agreement. “Good Reason” generally means (i) a reduction in his base salary of more than 10% in the aggregate (i.e., in excess of $30,000); (ii) a material diminution in his authority, duties, or responsibilities; (iii) a requirement that he report to a corporate officer or employee instead of reporting directly to the Board of Directors; (iv) relocation of his principal office to location that is more than 50 miles away from the current location of the Company’s principal office; or (v) any other material breach by the Company of the employment agreement.

Death; Disability; Termination of Employment in Connection With Expiration of Employment Period. If Mr. Bentsur’s employment is terminated by reason of his death or disability, or if we terminate his employment upon the normal expiration of the employment period, then he will receive his accrued obligations and any vested portion of the Initial Stock Option will remain exercisable for a period of one year following his date of termination. His outstanding Earned Milestone Awards will become fully vested and non-forfeitable. In addition, any Unearned Milestone Opportunity will continue for a period of six or twelve months (depending on the particular milestone) following his termination and, to the extent that a milestone is achieved during such three-month period, the stock relating to such milestone will be issued to Mr. Bentsur or his estate, as the case may be, as fully-vested shares, rather than restricted stock, or, in our sole discretion, we may pay Mr. Bentsur an amount in cash equal to the value of such shares.

Change in Control. Mr. Bentsur’s employment agreement provides that, if, within one year after the effective date of a change in control, Keryx or its successor terminates Mr. Bentsur’s employment without cause, or Mr. Bentsur resigns for good reason, then Mr. Bentsur will receive (i) a lump sum cash payment equal to the sum of (A) his then-current annual base salary or, if higher, his base salary in effect immediately prior to the change in control, and (B) the annual bonus earned by Mr. Bentsur for the fiscal year immediately prior to the year in which his date of termination occurs, if any; and (ii) a lump sum cash payment equal to the total monthly premium payment (both the Keryx portion and Mr. Bentsur’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12).

Upon the occurrence of a change in control:

•	the Initial Option Grant will immediately vest and become fully exercisable;

•	any Earned Milestone Awards will become fully vested and non-forfeitable; and

•

any Unearned Milestone Opportunity will expire without consideration; provided that we will grant to Mr. Bentsur, immediately prior to the effective time of the change in control, 500,000 shares of vested common stock in the event that he has not, as of such time, previously received the Bentsur 4th Milestone Award.

For purposes of Mr. Bentsur’s employment agreement, as well as the 2004 Plan, 2007 Plan and 2013 Plan, “Change in Control” generally means: (i) the incumbent Board of Directors of the Company ceases to constitute a majority of the Board of Directors; (ii) the acquisition by any person of 30% or more ownership interest in the outstanding common stock or combined voting power of the then outstanding securities of the Company (with certain limited exceptions); or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of the assets of the Company, unless (a) the beneficial owners of the Company’s stock immediately prior to the transaction continue to own 50% or more of the outstanding common stock and combined voting power of the then outstanding securities of the Company and (b) no person acquires a 30% or more ownership interest in the then outstanding common stock or combined voting power of the then outstanding securities of the Company.

Restrictive Covenants. During the one-year period after his termination of employment, Mr. Bentsur is prohibited from soliciting protected customers or employees of the Company, competing with the Company, and disclosing any of the Company’s confidential information or trade secrets.

James F. Oliviero

The table below summarizes the value of potential payments and benefits that Mr. Oliviero would receive if his employment was terminated on December 31, 2013 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2013. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Type of Payment	Termination without Cause or Resignation for Good Reason Following a Change in Control	Change in Control (Absent Termination)(2)
	($)	($)
Cash Severance	442,691	—
Value of Accelerated Equity(1)	4,681,105	4,681,105

Total	5,123,796	4,681,105

(1)

Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2013 ($12.95), the last trading day of the most recently completed fiscal year, less the exercise price of the stock option. For purposes of this calculation, outstanding options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.

(2)	Assumes that that the equity awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

Qualifying Termination in Connection with a Change in Control. We do not have an employment agreement with Mr. Oliviero. On October 31, 2011, the Company entered into a change-in-control agreement with Mr. Oliviero, which provides that in the event that Mr. Oliviero’s employment with the Company (or any successor entity) is terminated either by the Company (or any successor entity) without “cause” or by Mr. Oliviero for “good reason”, in each case, on, or within 12 months after, the effective date of a change in control, he will receive (subject to his execution of a general release of claims against the Company and its affiliates): (i) a lump sum cash payment equal to the sum of (A) his base salary, and (B) the annual bonus earned by him for the fiscal year immediately prior to the year in which his date of termination occurs, if any, and (ii) a lump sum cash payment equal to the total monthly premium payment (both the Company and employee portion of such premium) under the Company’s group healthcare plan multiplied by twelve (12).

Under the terms of the agreement, if it is determined that any payment or benefit would constitute a parachute payment under Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be reduced to the extent necessary (but not below zero) so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code.

The agreement will be effective upon the consummation of a change in control. In the event that a change in control does not occur on or prior to October 31, 2015, the agreement will automatically terminate on such date and have no force or effect. If Mr. Oliviero’s employment with Keryx (or any successor entity) is terminated for any reason other than as described above, he will not be entitled to receive any benefits under the agreement.

DIRECTOR COMPENSATION

Cash Compensation. Our non-employee directors receive the following cash compensation: (i) $50,000 annual retainer; (ii) $20,000 additional retainer for service as Chairman of the Audit Committee; and (iii) $20,000 additional annual retainer for service as Chairman of the Board. Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

Equity Compensation. Our non-employee directors receive the following equity compensation under the Directors’ Equity Compensation Plan, which is currently a subplan of the 2013 Plan.

•

Initial Option Grant. Non-employee directors receive options to purchase 50,000 shares of our common stock upon initial election or appointment to the Board of Directors. The initial options will vest in equal annual installments over three years, beginning on the first anniversary of the date of grant. Mr. Regan received an initial option grant in 2013 upon appointment to the Board of Directors in October 2013.

•

Re-Election Option Grant. Non-employee directors receive options to purchase 25,000 shares of our common stock upon each re-election to the Board of Directors. Each non-employee director, except for Mr. Regan who was appointed to the Board of Directors in October 2013, received a re-election option grant in 2013. Such options vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

•

Re-Election Stock Grant. Non-employee directors receive a restricted stock award of 15,000 shares of our common stock upon each re-election to the Board of Directors. Each non-employee director, except for Mr. Regan who was appointed to the Board of Directors in October 2013, received a re-election restricted stock award in 2013. Such restricted stock vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

In addition to the compensation described above, as additional incentive to join the Board of Directors, on October 4, 2013, the Board of Directors voted unanimously to grant Mr. Regan 10,000 shares of restricted stock, vesting in equal annual installments over three years, beginning on the first anniversary of the date of grant.

2013 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the non-employee members of the Board of Directors for all services in all capacities during 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Kevin Cameron	50,000	123,600	144,425	318,025

Joseph Feczko	50,000	123,600	144,425	318,025

Wyche Fowler	50,000	123,600	144,425	318,025

Jack Kaye	70,000	123,600	144,425	338,025

Michael Tarnok	70,000	123,600	144,425	338,025

Daniel Regan	20,834	103,400	351,300	475,534

(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)

Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2013, which are included in our Annual Report on Form 10-K for the fiscal year 2013.

The following table shows the number of stock and option awards granted to each director during 2013, and the grant date fair value for each award (determined in accordance with FASB ASC Topic 718):

Name	Grant Date	Stock Awards (#)	Stock Options (#)	Grant Date Fair Value of Awards ($)
Kevin Cameron	6/19/13	15,000		123,600
	6/19/13		25,000	144,425

Joseph Feczko	6/19/13	15,000		123,600
	6/19/13		25,000	144,425

Wyche Fowler	6/19/13	15,000		123,600
	6/19/13		25,000	144,425

Jack Kaye	6/19/13	15,000		123,600
	6/19/13		25,000	144,425

Michael Tarnok	6/19/13	15,000		123,600
	6/19/13		25,000	144,425

Daniel Regan	10/3/13		50,000	351,300
	10/4/13	10,000		103,400

The following table reflects the aggregate number of unvested stock awards and unexercised vested and unvested option awards that were held by each of our non-employee directors as of December 31, 2013.

Name	Stock Awards (#)	Option Awards (#)
Kevin Cameron	30,000	210,000

Joseph Feczko	30,000	125,000

Wyche Fowler	30,000	210,000

Jack Kaye	30,000	210,000

Michael Tarnok	30,000	200,000

Daniel Regan	10,000	50,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Kevin Cameron, Wyche Fowler, Jr. and Michael Tarnok. No member of our Compensation Committee during fiscal year 2013 or as of the date of this proxy statement, is or has been an officer or employee of Keryx or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with Keryx requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except for one Form 4 by Jack Kaye.

RELATED-PERSON TRANSACTIONS

Policy

Our Board of Directors has determined that the Audit Committee is best suited to review and approve transactions with related persons, and they do so under the terms of our Related Person Transactions Policy, which is available on our website, located at www.keryx.com. According to our Related Person Transactions Policy, prior to entering into a transaction with a related person, (a) the director, executive officer, nominee or significant holder who has a material interest (or whose immediate family member has a material interest) in the transaction or (b) the business unit or function/department leader responsible for the potential transaction with a related person is required to provide notice to the Chairman of the Audit Committee of the Company (“Committee Chairman”) of the material facts and circumstances of the potential transaction with a related person and such information concerning the transaction as the Committee Chairman may reasonably request. If the Committee Chairman determines that the proposed transaction is a related person transaction, the proposed related person transaction must be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the Committee Chairman determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Committee Chairman possesses delegated authority to act between Committee meetings.

The Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the availability of other sources for comparable products or services; (c) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction if such member, or any of his or her immediate family members, is the related person. The Audit Committee or Chairperson, as applicable, will convey the approval or disapproval of the transaction to the Chief Executive Officer or Secretary, who will convey the decision to the appropriate persons within the Company. The Chairperson of the Audit Committee will report to the Audit Committee at the next Audit Committee meeting any approval under this policy made by the chairperson pursuant to delegated authority.

In the event we become aware of a related person transaction that has not been previously approved or previously ratified under this policy, and such transaction is pending or ongoing, it will be submitted to the Audit Committee or Chairperson, as applicable, promptly, and the Audit Committee or Chairperson will consider all of the relevant facts and circumstances available to the Audit Committee or the Chairperson as provided above. Based on the conclusions reached, the Audit Committee or Chairperson, as applicable, will evaluate all options, including but not limited to, ratification, amendment or termination of the related person transaction.

Related Person Transactions

We did not have any related person transactions in 2013, and none are currently proposed.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,

AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 23, 2014, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and NEOs as a group.

As of April 23, 2014, there were 91,435,862 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of April 23, 2014. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Shares Outstanding
Ron Bentsur(2)	1,758,943	1.91%
Kevin J. Cameron(3)	315,000	—	*
Joseph M. Feczko, M.D(4)	200,000	—	*
Wyche Fowler, Jr. (5)	340,000	—	*
Jack Kaye(6)	250,000	—	*
James F. Oliviero(7)	583,608	—	*
Daniel P. Regan	10,000	—	*
Michael P. Tarnok(8)	483,600	—	*
All current directors and named executive officers as a group(9)	3,941,151	4.22%
5% Stockholders:
BlackRock Inc.(10)	4,937,277	5.40%

*	Less than 1% of outstanding common stock
(1)	The address of each of the directors and officers listed is c/o Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022.
(2)	Includes 880,340 shares of our common stock issuable upon the exercise of options.
(3)	Includes 185,000 shares of our common stock issuable upon the exercise of options.
(4)	Includes 100,000 shares of our common stock issuable upon the exercise of options.
(5)	Includes 185,000 shares of our common stock issuable upon the exercise of options.
(6)	Includes 185,000 shares of our common stock issuable upon the exercise of options.
(7)	Includes 281,278 shares of our common stock issuable upon the exercise of options.
(8)	Includes 175,000 shares of our common stock issuable upon the exercise of options.
(9)	Includes 1,991,618 shares of our common stock issuable upon the exercise of options.
(10)

The address of BlackRock Inc. is 40 East 52nd Street, New York, New York 10022. BlackRock Inc. beneficially owns 4,937,277 shares of Keryx common stock as a parent holding company or control person in accordance with Rule 13d-1(b) (1) (ii) (G). This information is based on a Schedule 13G filed on January 29, 2014.

PROPOSAL ONE:

ELECTION OF DIRECTORS; NOMINEES

Our Amended and Restated Bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Our Board of Directors currently consists of seven members. All of our current directors have been nominated for re-election at the 2014 Annual Meeting of Stockholders by all of our independent directors. The nominated directors are: Ron Bentsur, Kevin J. Cameron, Joseph M. Feczko, M.D., Wyche Fowler, Jr., Jack Kaye, Daniel P. Regan and Michael P. Tarnok. For information about each of the nominees and our Board of Directors generally, please see “Corporate Governance-Our Board of Directors” beginning on page 4. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for re-election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF UHY LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is submitting the selection of UHY LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. If UHY LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. UHY LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2014, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF UHY LLP AS KERYX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR RATIFICATION OF THE APPOINTMENT OF UHY LLP.

PROPOSAL THREE:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. In accordance with the stockholders’ recommendation at the 2011 annual meeting, Keryx has determined that the frequency of an advisory vote on the compensation of the named executive officers of the Company will be conducted every year. Accordingly, we are seeking input from our stockholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying executive compensation tables and narrative discussion contained in this proxy statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.

As an advisory vote, this proposal is not binding on Keryx, the Board of Directors, or the Compensation Committee. However, the Board of Directors and Compensation Committee intend to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding executive compensation.

We believe our executive compensation program as a whole is well suited to promote our objectives in both the short and long term. As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to corporate performance with the ultimate objective of increasing long-term stockholder value. The driving philosophy and objectives behind our executive compensation programs are:

•	to attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employees to achieve our business goals; and

•	to reflect our “pay for performance” culture.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022, Attn: James Oliviero. You may also contact us at (212) 531-5965.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2015 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, James F. Oliviero, at 750 Lexington Avenue, New York, New York 10022, no later than December 31, 2014. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Amended and Restated Bylaws to James F. Oliviero, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, Keryx must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 25, 2015, and no later than April 24, 2015. If a stockholder fails to provide timely notice of a proposal to be presented at our 2015 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Compensation Committee Report and the Audit Committee Report contained in this proxy statement are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

KERYX BIOPHARMACEUTICALS, INC. ATTN: JAMES OLIVIERO 750 LEXINGTON AVE., 20TH FLOOR NEW YORK, NY 10022

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees		☐	☐	☐

01	Ron Bentsur	02 Kevin J. Cameron		03 Joseph Feczko M.D.		04 Wyche Fowler, Jr.	05 Jack Kaye
06	Daniel Regan	07 Michael P. Tarnok

The Board of Directors recommends you vote FOR proposals 2. and 3. .							For	Against	Abstain

2.	The ratification of appointment of UHY LLP as independent registered public accounting firm for the year ending December 31, 2014.						☐	☐	☐

3.	The approval of the compensation of our named executive officers as disclosed in our proxy statement.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			Yes	No	☐

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000213621_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report is/are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

KERYX BIOPHARMACEUTICALS, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 23, 2014

The undersigned stockholder of Keryx Biopharmaceuticals, Inc. hereby appoints Ron Bentsur, our Chief Executive Officer, and James Oliviero, our Chief Financial Officer, Treasurer and Corporate Secretary, with the power of substitution, as proxies to vote the shares of our common stock that the undersigned could vote if personally present at the Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. to be held at the offices of our legal counsel, Alston & Bird LLP, at 90 Park Avenue New York, NY 10016, and any adjournment or postponement thereof.

Our Board of Directors hopes that stockholders will attend the 2014 Annual Meeting of Stockholders. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally, even though they have sent in their proxy card.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000213621_2    R1.0.0.51160